Exhibit 99.3

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 1, 2025 (the “Closing”), Astrana Health, Inc. (the “Company” or “Astrana”) completed the acquisition of all of the outstanding equity interests of Prospect Health Plan, Inc. (“PHP”) and Alta Newport Hospital, LLC (d/b/a Foothill Regional Medical Center) (“Alta”), and substantially all the assets of certain direct and indirect subsidiaries of PHP Holdings, LLC (“PHPH”), pursuant to the Asset and Equity Purchase Agreement (the “Purchase Agreement”), initially entered into on November 8, 2024, by and among the Company and certain of its direct and indirect subsidiaries, PHPH, PHS Holdings, LLC (“PHS”), Prospect Intermediate Holdings, LLC (“PIH” and, together with PHPH, Prospect Provider Group RI, LLC, and PHS, the “Prospect Equity Sellers”), certain other related entities party thereto (such entities, the “Prospect Asset Sellers” and, together with the Prospect Equity Sellers, the “Sellers”) and Prospect Medical Holdings, Inc. (“Prospect”), as Seller Representative (such transaction, the “Acquisition”). The aggregate purchase price for the Acquisition consisted of approximately $678.2 million in cash transferred at Closing.

To finance the Acquisition, Company borrowed $707.3 million from a five-year delayed draw term loan credit facility (the “DDTL A”) with an original available amount of up to $745.0 million pursuant to the Second Amended and Restated Credit Agreement, dated as of February 26, 2025, by and among the Company, as borrower, the lenders from time to time party thereto, and Truist Bank, as administrative agent for the lenders, as issuing bank and as swingline lender (the “Financing”, and together with the Acquisition, the “Transactions”).

The following unaudited pro forma condensed combined financial information presents the financial information of Astrana, adjusted to give effect to the Transactions. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial statements of Astrana and the historical combined and consolidated financial statements of PHP Holdings, LLC, Prospect Health Services RI, Inc., and Prospect Provider Group RI, LLC (which is substantially reflective of the assets and entities acquired in the Acquisition and are referred to hereinafter as the “Prospect Business”). Astrana’s fiscal year ends on December 31, and the fiscal year end of the Prospect Business is September 30. Although Astrana’s and the Prospect Business’s fiscal year ends differ by only one fiscal quarter, the Company has elected to prepare the unaudited pro forma condensed combined statements of income utilizing the historical statements of operations of the Prospect Business, adjusted to conform to the same calendar periods as Astrana’s fiscal year and interim period. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical balance sheets of Astrana and the Prospect Business as of March 31, 2025 on a pro forma basis as if the Transactions had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025 combine Astrana’s historical statements of income and the Prospect Business’s historical statements of operations for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2024, the beginning of the earliest period presented.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the following:

•	The Acquisition, inclusive of the following:

•	reclassification of certain historical financial information of the Prospect Business to conform to Astrana’s presentation of similar assets, liabilities, revenues and expenses;

•	the preliminary allocation of the estimated purchase price to the acquired assets and assumed liabilities, as well as other estimated adjustments including expense associated with the allocation of the purchase price to the acquired assets (i.e., depreciation and amortization expense);

•	the consummation of the Financing and incremental interest expense effects; and

•	the related income tax effects of the pro forma adjustments.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed of the Prospect Business based on a preliminary estimate of their fair values. The preliminary allocation of the estimated purchase price is based upon management’s estimates utilizing information currently available and is subject to revision as additional information on the fair value of the assets and liabilities become available and final appraisals and detailed analyses are completed. The Company is still evaluating the fair value of intangible assets and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final purchase price allocation could occur, and these differences may be material. A change in the fair value of the net assets of the Prospect Business may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information was derived from, and should be read together with, the accompanying notes to the unaudited pro forma condensed combined financial information, Astrana’s historical consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2025 and quarterly report on Form 10-Q as of and for the three months ended March 31, 2025 as filed with the SEC on May 9, 2025. The unaudited pro forma condensed combined financial information should also be read together with the Prospect Business’s historical audited combined and consolidated financial statements as of and for the fiscal year ended September 30, 2024, the unaudited condensed combined and consolidated financial statements as of and for the six months ended March 31, 2025, and related notes, filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

(in thousands, except share data)

	Historical		Pro Forma
		Prospect
		Business	Financing		Transaction
	Astrana	As Reclassified	Adjustments		Adjustments		Pro Forma
	As Reported	(Note 2)	(Note 4)	Note	(Note 4)	Note	Combined
Assets

Current assets
Cash and cash equivalents	$258,517	$129,168	$705,335	4(b)	$(678,202)	4(d)	$397,868
			-		(16,950)	4(h)
Investment in marketable securities	2,397	-	-		-		2,397
Receivables, net	241,078	66,945	-		-		308,023
Receivables, net – related parties	56,846	-	-		-		56,846
Income taxes receivable	15,802	-	-		-		15,802
Other receivables	14,919	-	-		-		14,919
Prepaid expenses and other current assets	23,711	14,596	-		(152)	4(c)	38,155

Total current assets	613,270	210,709	705,335		(695,304)		834,010

Non-current assets
Property and equipment, net	16,849	21,680	-		22,543	4(f)	61,072
Intangible assets, net	111,916	-	-		193,500	4(g)	305,416
Goodwill	416,386	29,666	-		392,961	4(j)	839,013
Income taxes receivable	15,943	-	-		-		15,943
Loans receivable, non-current	48,134	486	-		-		48,620
Investments in other entities – equity method	38,005	-	-		-		38,005
Investments in privately held entities	8,896	-	-		-		8,896
Restricted cash	647	1,300	-		-		1,947
Operating lease right-of-use assets	30,698	4,511	-		-		35,209
Other assets	30,512	4,143	(426)	4(a)	-		26,231
			(7,998)	4(b)	-

Total non-current assets	717,986	61,786	(8,424)		609,004		1,380,352
Total assets	$1,331,256	$272,495	$696,911		(86,300)		$2,214,362

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$105,559	$126,569	$-		$(44,671)	4(c)	$186,501
			-		(956)	4(h)
Fiduciary accounts payable	4,840	-	-		-		4,840
Medical liabilities	204,101	108,857	-		-		312,958
Income taxes payable	-	28,077	-		(28,077)	4(c)	-
Dividend payable	638	-	-		-		638
Finance lease liabilities	471	722	-		(722)	4(c)	471
Operating lease liabilities	4,979	2,354	-		-		7,333
Current portion of long-term debt	12,500	219	35,365	4(b)	(219)	4(c)	47,865
Other liabilities	28,180	2,291	-		-		30,471

Total current liabilities	361,268	269,089	35,365		(74,645)		591,077

Non-current liabilities
Deferred tax liability	4,197	-	-		4,865	4(i)	9,062
Finance lease liabilities, net of current portion	543	1,409	-		(1,409)	4(c)	543
Operating lease liabilities, net of current portion	28,963	2,830	-		-		31,793
Long-term debt, net of current portion and deferred financing costs	403,894	1,216,392	661,972	4(b)	(1,216,392)	4(c)	1,065,866
Other long-term liabilities	14,685	8,159	-		(8,109)	4(c)	14,735

Total non-current liabilities	452,282	1,228,790	661,972		(1,221,045)		1,121,999

Total liabilities	813,550	1,497,879	697,337		(1,295,690)		1,713,076

Mezzanine deficit:
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(232,733)	-	-		-		(232,733)
Redeemable convertible preferred stock	-	75,295	-		(75,295)	4(e)	-
Total mezzanine deficit	(232,733)	75,295	-		(75,295)		(232,733)

Stockholders’ equity
Preferred stock
Series A Preferred stock	-				-		-
Series B Preferred stock	-				-		-
Common stock	49	-	-		-		49
Additional paid-in capital	452,439	151,496	-		(151,496)	4(e)	452,439
Retained earnings	292,880	(1,437,879)	(426)	4(a)	1,437,879	4(e)	276,460
					(15,994)	4(h)
Due from related parties	-	(14,441)	-		14,441	4(c)	-
Total stockholders’ equity	745,368	(1,300,824)	(426)		1,284,830		728,948

Non-controlling interest	5,071	145	-		(145)	4(e)	5,071

Total equity	750,439	(1,300,679)	(426)		1,284,685		734,019

Total liabilities, mezzanine deficit, and stockholders’ equity	$1,331,256	$272,495	$696,911		$(86,300)		$2,214,362

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2024

(in thousands, except share data)

	Historical		Pro Forma
		Prospect
		Business	Financing		Transaction
	Astrana	As Reclassified	Adjustments		Adjustments		Pro Forma
	As Reported	(Note 2)	(Note 5)	Note	(Note 5)	Note	Combined	Note
Revenue
Capitation, net	$1,856,785	$1,087,465	$-		$-		$2,944,250
Risk pool settlements and incentives	86,224	8,676	-		-		94,900
Management fee income	13,979	26,340	-		-		40,319
Fee-for-service, net	62,331	96,399	-		-		158,730
Other revenue	15,221	21,334	-		-		36,555

Total revenue	2,034,540	1,240,214	-		-		3,274,754

Operating expenses
Cost of services, excluding depreciation and amortization	1,763,152	1,052,062	-		-		2,815,214
General and administrative expenses	154,111	81,577	-		15,994	5(f)	251,682
Depreciation and amortization	27,927	4,336	-		31,108	5(d)	63,371

Total expenses	1,945,190	1,137,975	-		47,102		3,130,267

Income from operations	89,350	102,239	-		(47,102)		144,487

Other income (expense)
(Loss) income from equity method investments	4,451	336	-		-		4,787
Interest expense	(33,097)	(164,597)	(43,010)	5(b)	164,597	5(e)	(76,107)
Interest income	14,508	2,198	-		-		16,706
Unrealized gain (loss) on investments	731	-	-		-		731
Other (loss) income	4,875	104	(426)	5(a)	-		4,553

Total other (expense) income, net	(8,532)	(161,959)	(43,436)		164,597		(49,330)

Income (loss) before provision for income taxes	80,818	(59,720)	(43,436)		117,495		95,157

Provision for income taxes	30,886	14,459	(13,248)	5(c)	35,836	5(g)	67,933

Net income (loss)	49,932	(74,179)	(30,188)		81,659		27,224

Net income (loss) attributable to noncontrolling interests	6,783	-	-		-		6,783

Net income (loss) attributable to Astrana Health, Inc.	$43,149	$(74,179)	$(30,188)		$81,659		$20,441

Earnings per share - basic	$0.91						$0.43	Note 6

Earnings per share - diluted	$0.90						$0.43	Note 6

Weighted average shares of common stock outstanding:
Basic	47,597,295						47,597,295	Note 6
Diluted	47,974,334						47,974,334	Note 6

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

ASTRANA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 31, 2025

(in thousands, except share data)

	Historical		Pro Forma
		Prospect
		Business	Financing		Transaction
	Astrana	As Reclassified	Adjustments		Adjustments		Pro Forma
	As Reported	(Note 2)	(Note 5)	Note	(Note 5)	Note	Combined	Note
Revenue
Capitation, net	$583,963	$269,116	$-		$-		$853,079
Risk pool settlements and incentives	14,491	1,969	-		-		16,460
Management fee income	2,310	10,398	-		-		12,708
Fee-for-service, net	14,890	22,487	-		-		37,377
Other revenue	4,736	1,538	-		-		6,274

Total revenue	620,390	305,508	-		-		925,898

Operating expenses
Cost of services, excluding depreciation and amortization	549,061	265,953	-		-		815,014
General and administrative expenses	43,897	20,632	-		-		64,529
Depreciation and amortization	6,849	940	-		8,259	5(d)	16,048

Total expenses	599,807	287,525	-		8,259		895,591

Income from operations	20,583	17,983	-		(8,259)		30,307

Other income (expense)
(Loss) income from equity method investments	(867)	-	-		-		(867)
Interest expense	(7,308)	(37,647)	(10,279)	5(b)	37,647	5(e)	(17,587)
Interest income	2,312	522	-		-		2,834
Unrealized gain (loss) on investments	(44)	-	-		-		(44)
Other (loss) income	(5,072)	85	-		-		(4,987)

Total other (expense) income, net	(10,979)	(37,040)	(10,279)		37,647		(20,651)

Income (loss) before provision for income taxes	9,604	(19,057)	(10,279)		29,388		9,656

Provision for income taxes	3,383	1,706	(3,135)	5(c)	8,963	5(g)	10,917

Net income (loss)	6,221	(20,763)	(7,144)		20,425		(1,261)

Net income (loss) attributable to noncontrolling interests	(471)	-	-		-		(471)

Net income (loss) attributable to Astrana Health, Inc.	$6,692	$(20,763)	$(7,144)		$20,425		$(790)

Earnings per share - basic	$0.14						$(0.02)	Note 6

Earnings per share - diluted	$0.14						$(0.02)	Note 6

Weighted average shares of common stock outstanding:
Basic	48,470,682						48,470,682	Note 6
Diluted	48,850,666						48,470,682	Note 6

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma financial information is based on the historical consolidated financial statements of Astrana and the historical combined and consolidated financial statements of the Prospect Business after giving effect to the Acquisition and the Financing, as well as certain reclassifications (see Note 2).

The pro forma financial information was prepared assuming the Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805 with Astrana as the acquirer of the Prospect Business. In accordance with the acquisition method of accounting, Astrana will record the preliminary estimated fair value of assets acquired and liabilities assumed from the Prospect Business on the acquisition date, July 1, 2025. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates utilizing information currently available and is subject to revision as additional information on the fair value of the assets and liabilities become available and final appraisals and detailed analyses are completed. The Company is still evaluating the fair value of intangible assets and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur, and these differences may be material. A change in the fair value of the net assets of the Prospect Business may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical balance sheets of Astrana and the Prospect Business as of March 31, 2025 on a pro forma basis as if the Transactions had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025 combine Astrana’s historical statements of income and the Prospect Business’s historical statements of operations for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

•	Astrana’s unaudited condensed consolidated balance sheet as of March 31, 2025 and the related notes as included in Astrana’s quarterly report on Form 10-Q for the three month period ended March 31, 2025 as filed with the SEC on May 9, 2025; and

•	The Prospect Business’s unaudited condensed combined and consolidated balance sheet data as of March 31, 2025 and the related notes as filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

•	Astrana’s audited consolidated statement of income for the fiscal year ended December 31, 2024 and the related notes included in Astrana’s annual report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on March 14, 2025; and

•	The Prospect Business’s audited combined and consolidated statement of operations for the fiscal year ended September 30, 2024 and the related notes, filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

•	Astrana’s unaudited condensed consolidated statement of income for the three months ended March 31, 2025 and the related notes as included in Astrana’s quarterly report on Form 10-Q for the three month period ended March 31, 2025 as filed with the SEC on May 9, 2025; and

•	The Prospect Business’s unaudited condensed combined and consolidated statement of operations data for the six months ended March 31, 2025 and the related notes, filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

2.	Accounting Policies and Reclassifications

During the preparation of the unaudited pro forma condensed combined financial information, Astrana performed a preliminary analysis to identify differences in Astrana’s and the Prospect Business’s historical financial statement presentation and significant accounting policies. Based on its initial analysis, Astrana has identified certain adjustments required to the unaudited pro forma condensed combined financial information to conform the Prospect Business’s significant accounting policies to Astrana’s. Additionally, certain reclassification adjustments have been made to conform the Prospect Business’s historical financial statement captions to Astrana’s financial statement captions in the unaudited pro forma condensed combined financial statements.

Following the completion of the Acquisition, or as more information becomes available, Astrana will finalize its comprehensive review of financial statement presentation and accounting policies. Therefore, the pro forma financial information may not reflect all reclassifications necessary to conform the Prospect Business’s presentation to that of Astrana due to limitations on the availability of information as of the date of this Current Report on Form 8-K/A. Additional accounting policy differences and reclassification adjustments may be identified as more information becomes available.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth the accounting policy and reclassification adjustments made to conform the Prospect Business’s presentation to Astrana’s presentation in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 (in thousands):

		Historical
		Prospect			Prospect
		Business	Reclassification		Business
Prospect Business caption	Astrana caption	As Reported	Adjustments	Note	As Reclassified
Assets	Assets
Current assets:	Current assets
Cash and cash equivalents	Cash and cash equivalents	$129,168	$-		$129,168
Hospital fee program receivable		21,550	(21,550)	2(a)	-
Patient accounts receivable, net of allowance for credit losses		16,118	(16,118)	2(a)	-
Due from government payers		386	(386)	2(a)	-
Risk pool and other receivables, net		31,200	(31,200)	2(a)	-
	Receivables, net		69,254	2(a)	66,945
			(3,908)	2(b)
			1,599	2(c)
Prepaid expenses and other current assets	Prepaid expenses and other current assets	13,241	1,355	2(d)	14,596
Note receivable	Loan receivable	1,355	(1,355)	2(d)	-
Total current assets	Total current assets	213,018	(2,309)		210,709
	Non-current assets
Property, improvements and equipment, net	Property and equipment, net	21,680			21,680
Operating lease right-of use assets	Operating lease right-of use assets	4,511			4,511
Deposits and other assets	Other assets	4,143			4,143
Goodwill	Goodwill	29,666			29,666
Restricted cash	Restricted cash	1,300			1,300
Note receivable, net of current portion	Loans receivable, non-current	486			486
Total assets	Total assets	$274,804	$(2,309)		$272,495
Liabilities	Liabilities
Current liabilities:	Current liabilities:
Accrued medical claims and other healthcare costs payable		121,351	(121,351)	2(f)	-
Accounts payable and other accrued liabilities	Accounts payable and accrued expenses	86,689	2,175	2(f)	126,569
			39,126	2(g)
			(1,421)	2(b)
	Medical liabilities		119,176	2(f)	108,857
			1,599	2(c)
			(11,918)	2(e)
Accrued salaries, wages and benefits		26,525	(26,525)	2(g)	-
Hospital fee program liability		8,625	(8,625)	2(g)	-
Due to government payers		3,976	(3,976)	2(g)	-
Income taxes payable	Income taxes payable	28,077			28,077
Current portion of long-term debt	Current portion of long-term debt	219			219
Current portion of finance lease labilities	Finance lease liabilities	722			722
Current portion of operating lease liabilities	Operating lease liabilities	2,354			2,354
Other current liabilities	Other liabilities	2,291			2,291
Total current liabilities	Total current liabilities	280,829	(11,740)		269,089
	Non-current liabilities
Long-term debt, net of current portion	Long-term debt, net of current portion and deferred financing costs	1,216,392			1,216,392
Finance lease liabilities, net of current portion	Finance lease liabilities, net of current portion	1,409			1,409
Operating lease liabilities, net of current portion	Operating lease liabilities, net of current portion	2,830			2,830
Malpractice reserves		2,572	(2,572)	2(h)	-
Other long-term liabilities	Other long-term liabilities	5,587	2,572	2(h)	8,159
Total liabilities	Total liabilities	$1,509,619	(11,740)		$1,497,879
Mezzanine equity:	Mezzanine deficit:
Redeemable convertible preferred stock		75,295			75,295
Members’ deficit:	Stockholders’ equity
Additional paid-in capital	Additional paid-in capital	151,496			151,496
Accumulated deficit	Retained earnings	(1,447,310)	(2,487)	2(b)	(1,437,879)
			11,918	2(e)
Due from related parties		(14,441)			(14,441)
Total PHP Holdings, LLC’s & RI Market members’ deficit	Total stockholders’ equity	(1,310,255)	9,431		(1,300,824)
Non-controlling interests	Non-controlling interest	145			145
Total members’ deficit	Total equity	(1,310,110)	9,431		(1,300,679)
Total liabilities, mezzanine equity and members’ deficit	Total liabilities, mezzanine deficit, and stockholders’ equity	$274,804	$(2,309)		$272,495

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

2(a)	Represents the reclassification of “Hospital fee program receivable”, “Patient accounts receivable”, “Due from government payers”, and “Risk pool and other receivables, net” on the Prospect Business’s balance sheet to “Receivables, net” to conform to Astrana’s balance sheet presentation.

2(b)	Reflects an adjustment to reduce “Receivables, net” and “Accounts payable and accrued expenses” made to conform to Astrana’s policies for constraining variable consideration resulting in a net increase to the Prospect Business’s historical “Accumulated deficit” as of March 31, 2025.

2(c)	Reflects an adjustment to increase “Receivables, net” and “Medical liabilities” to conform the net presentation on the Prospect Business’s balance sheet to Astrana’s gross presentation.

2(d)	Represents the reclassification of the current portion of the “Note receivable” on the Prospect Business’s balance sheet to “Prepaid expenses and other current assets” to conform to Astrana’s balance sheet presentation.

2(e)	Reflects an adjustment to reduce “Medical liabilities” and an offsetting adjustment to decrease the Prospect Business’s historical “Accumulated deficit” as of March 31, 2025, to eliminate the provision for adverse deviation reported by the Prospect Business to conform to Astrana’s policies, which do not include such a provision.

2(f)	Represents the reclassification of “Accrued medical claims and other healthcare costs payable” on the Prospect Business’s balance sheet to “Medical liabilities” and “Accounts payable and accrued expenses,” to conform to Astrana’s balance sheet presentation.

2(g)	Represents the reclassification of “Accrued salaries, wages, and benefits”, “Hospital fee program liability”, and “Due to government payers” on the Prospect Business’s balance sheet to “Accounts payable and accrued expenses” to conform to Astrana’s balance sheet presentation.

2(h)	Represents the reclassification of “Malpractice reserves” on the Prospect Business’s balance sheet to “Other long-term liabilities” to conform to Astrana’s balance sheet presentation.

The following sets forth the reclassification adjustments made to conform the Prospect Business’s presentation to Astrana’s presentation in the unaudited pro forma statement of income for the year ended December 31, 2024 (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

		For the Twelve Months Ended December 31, 2024
		Prospect			Prospect
		Business			Business
Prospect Business caption	Astrana caption	(Note 7)	Reclassifications	Note	As Reclassified
Operating revenues:	Revenue
Capitation	Capitation, net	$1,087,465	$-		$1,087,465
Patient services, net		111,527	(111,527)	2(i)	-
	Fee-for-service, net		96,399	2(i)	96,399
Management fees	Management fee income	26,340			26,340
Other operating revenues		16,469	(16,469)	2(j)	-
	Risk pool settlements and incentives		8,676	2(j)	8,676
	Other revenues		6,206	2(j)	21,334
			15,128	2(i)
Total net revenue	Total revenue	1,241,801	(1,587)		1,240,214
Cost of revenues:
Claims expense		597,209	(597,209)	2(k)	-
Capitation expense		248,139	(248,139)	2(k)	-
Other cost of revenues		64,523	(64,523)	2(k)	-
Total cost of revenues		909,871	(909,871)		-
Operating expenses:	Operating expenses:
	Cost of services, excluding depreciation and amortization	-	(1,244)	2(j)	1,052,062
			909,871	2(k)
			137,919	2(l)
			1,392	2(m)
			5,717	2(n)
			2,576	2(o)
			(4,169)	2(r)
Salary and benefits		143,581	(143,581)	2(l)	-
Outside services		32,516	(32,516)	2(m)	-
Management fees		12,923	(12,923)	2(p)	-
Professional fees		5,593	(5,593)	2(o)	-
Marketing		3,072	(3,072)	2(p)	-
Lease and rental expense		3,435	(3,435)	2(p)	-
Repair, maintenance and utilities		4,925	(4,925)	2(p)	-
Software licensing		8,558	(8,558)	2(p)	-
Taxes, licenses and fees		7,284	(7,284)	2(n)	-
Insurance		3,182	(3,182)	2(p)	-
Other operating expenses		4,112	(4,112)	2(p)	-
	General and administrative expenses	-	5,662	2(l)	81,577
			31,124	2(m)
			1,567	2(n)
			3,017	2(o)
			40,207	2(p)
Depreciation and amortization	Depreciation and amortization	4,336			4,336
Total operating expenses	Total expenses	233,517	904,458		1,137,975
Operating income	Income from operations	98,413	3,826		102,239
	Other income (expense)
Operating gain (loss) from unconsolidated joint venture		336	(336)	2(s)	-
	(Loss) income from equity method investments		336	2(s)	336
Interest expense, net		(162,399)	162,399	2(t)	-
	Interest expense		(164,597)	2(t)	(164,597)
	Interest income		2,198	2(t)	2,198
Other expense	Other (loss) income	(239)	343	2(j)	104
	Total other (expense) income, net	(162,302)	343		(161,959)
(Loss) income before income taxes	(Loss) Income before provision for income taxes	(63,889)	4,169		(59,720)
Income tax expense	Provision for income taxes	14,459			14,459
Net (loss) income	Net income (loss) attributable to Astrana Health, Inc.	$(78,348)	$4,169		$(74,179)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth the reclassification adjustments made to conform the Prospect Business’s presentation to Astrana’s presentation in the unaudited pro forma statement of income for the three months ended March 31, 2025 (in thousands):

		For the Three Months Ended March 31, 2025
		Prospect			Prospect
		Business			Business
Prospect Business caption	Astrana caption	(Note 7)	Reclassifications	Note	As Reclassified
Operating revenues:	Revenue
Capitation	Capitation, net	$269,116	$-		$269,116
Patient services, net		26,395	(26,395)	2(i)	-
	Fee-for-service, net		22,487	2(i)	22,487
Management fees	Management fee income	10,398			10,398
Other operating revenues		3,755	(3,755)	2(j)	-
	Risk pool settlements and incentives		1,969	2(j)	1,969
	Other revenues		1,538	2(j)	1,538
			3,908	2(i)
			(3,908)	2(q)
Total net revenue	Total revenue	309,664	(4,156)		305,508
Cost of revenues:
Claims expense		152,649	(152,649)	2(k)	-
Capitation expense		64,661	(64,661)	2(k)	-
Other cost of revenues		12,187	(12,187)	2(k)	-
Total cost of revenues		229,497	(229,497)		-
Operating expenses:	Operating expenses:
	Cost of services, excluding depreciation and amortization	-	(163)	2(j)	265,953
			229,497	2(k)
			35,805	2(l)
			438	2(m)
			1,421	2(n)
			692	2(o)
			(1,421)	2(q)
			(316)	2(r)
Salary and benefits		37,300	(37,300)	2(l)	-
Outside services		6,137	(6,137)	2(m)	-
Management fees		4,099	(4,099)	2(p)	-
Professional fees		1,142	(1,142)	2(o)	-
Marketing		696	(696)	2(p)	-
Lease and rental expense		747	(747)	2(p)	-
Repair, maintenance and utilities		1,381	(1,381)	2(p)	-
Software licensing		2,533	(2,533)	2(p)	-
Taxes, licenses and fees		1,845	(1,845)	2(n)	-
Insurance		1,616	(1,616)	2(p)	-
Other operating expenses		1,492	(1,492)	2(p)	-
	General and administrative expenses	-	1,495	2(l)	20,632
			5,699	2(m)
			424	2(n)
			450	2(o)
			12,564	2(p)
Depreciation and amortization	Depreciation and amortization	940			940
Total operating expenses	Total expenses	59,928	227,597		287,525
Operating income	Income from operations	20,239	(2,256)		17,983
	Other income (expense)
Interest expense, net		(37,125)	37,125	2(t)	-
	Interest expense		(37,647)	2(t)	(37,647)
	Interest income		522	2(t)	522
	Other (loss) income		85	2(j)	85
	Total other (expense) income, net	(37,125)	85		(37,040)
(Loss) income before income taxes	(Loss) Income before provision for income taxes	(16,886)	(2,171)		(19,057)
Income tax expense	Provision for income taxes	1,706			1,706
Net (loss) income	Net income (loss) attributable to Astrana Health, Inc.	$(18,592)	$(2,171)		$(20,763)

2(i)	Reflects the reclassification of “Patient services, net” on the Prospect Business’s statement of operations to “Fee-for-service, net” and “Other revenues” to conform to Astrana’s statement of income presentation.

2(j)	Represents the reclassification of “Other operating revenues” on the Prospect Business’s statement of operations to “Risk pool settlements and incentives”, “Other revenues”, “Cost of services, excluding depreciation and amortization”, and “Other (loss) income” to conform to Astrana’s statement of income presentation.

2(k)	Represents the reclassification of “Claims expense”, “Capitation expense”, and “Other costs of revenues” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” to conform to Astrana’s statement of income presentation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

2(l)	Represents the reclassification of “Salary and benefits” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(m)	Represents the reclassification of “Outside services” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(n)	Represents the reclassification of “Taxes, licenses and fees” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(o)	Represents the reclassification of “Professional fees” on the Prospect Business’s statement of operations to “Cost of services, excluding depreciation and amortization” and “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(p)	Represents the reclassification of “Management fees”, “Marketing”, “Lease and rental expense”, “Repair, maintenance and utilities”, “Software licensing”, “Insurance” and “Other operating expenses” on the Prospect Business’s statement of operations to “General and administrative expenses” to conform to Astrana’s statement of income presentation.

2(q)	Reflects the adjustment to “Other revenues” and “Cost of services, excluding depreciation and amortization” for the three months ended March 31, 2025 to conform to the Company’s policies for constraining variable consideration. This adjustment does not impact the Prospect Business’s historical statement of operations for the year ended December 31, 2024.

2(r)	Reflects an adjustment to reduce “Cost of services, excluding depreciation and amortization” to eliminate the change in the provision for adverse deviation reported by the Prospect Business to conform to Astrana’s policies, which do not include such a provision.

2(s)	Represents the reclassification of the Prospect Business’s “Operating gain (loss) from unconsolidated joint venture” to “(Loss) income from equity method investments” for the year ended December 31, 2024 to conform to Astrana’s statement of income presentation.

2(t)	Represents the reclassification of “Interest expense, net” on the Prospect Business’s statement of operations to “Interest expense” and “Interest income” to conform to Astrana’s statement of income presentation.

3.	Estimated Consideration and Preliminary Purchase Price Allocation

Astrana will account for the Acquisition as a business combination in accordance with GAAP. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the estimated purchase price attributable to the Acquisition has been allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. Upon the closing of the acquisition of the Prospect Business, Astrana paid preliminary estimated cash consideration of $678.2 million. The estimated purchase consideration is preliminary and subject to additional customary adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table sets forth the preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on a preliminary estimate of the fair values, as if the Acquisition had been completed on March 31, 2025 (in thousands):

As of March 31, 2025
Purchase consideration:
Cash paid	$678,202
$678,202

Assets:
Cash and cash equivalents	$129,168
Receivables	66,945
Prepaid expenses and other current assets	14,444
Loan receivable, non-current	486
Property and equipment	44,223
Intangible assets	193,500
Goodwill	422,627
Restricted cash	1,300
Operating lease right-of-use assets	4,511
Other assets	4,143
Estimated total assets acquired:	$881,347

Liabilities:
Accounts payable and accrued expenses	$81,898
Medical liabilities	108,857
Operating lease liabilities, current and non-current	5,184
Other liabilities	2,291
Deferred tax liability	4,865
Other long-term liabilities	50
Estimated total liabilities assumed	$203,145

Estimated total net assets acquired	$678,202

The pro forma purchase price allocation is preliminary and the estimated fair value of the assets acquired and liabilities assumed are based upon available information and certain assumptions. The final determination of the purchase price allocation will be completed as soon as practicable and will be based on the fair value of the assets acquired and liabilities assumed as of the Closing date. Accordingly, the pro forma purchase price allocation is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available, including receipt of final appraisals of the net assets acquired. A change in the fair value of the net assets may change the amount of purchase price allocable to the goodwill, and could have a material impact on the amount of expense included in the accompanying unaudited pro forma condensed combined statements of income.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Pro Forma Financing Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 to reflect the Financing:

4(a)	Reflects an adjustment to retained earnings of $0.4 million representing the proportionate write-off of unamortized deferred financing costs previously allocated to the DDTL A and reported in other assets on Astrana’s historical consolidated balance sheet due to the reduction in the aggregate delayed draw term loan commitment from $745.0 million to $707.3 million.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

4(b)	Reflects the receipt of net cash proceeds of $705.3 million from the funding of the $707.3 million DDTL A, net of approximately $2.0 million in lender fees and issuance costs paid in connection with the Financing. Of the $707.3 million in incremental DDTL A principal, $35.4 million is presented as a current obligation based on the timing of principal installments due in one year, assuming the Financing was completed on March 31, 2025. The remaining amount is classified as non-current and is presented net of the incremental financing costs paid at the closing of the Financing and $8.0 million in unamortized deferred financing costs previously allocated to the DDTL A (net of the write-off discussed in Note 4(a)), which were reported in other assets prior to the Financing.

Pro Forma Transaction Accounting Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 to reflect the effects of the Acquisition:

4(c)	Reflects adjustments to remove assets not acquired and liabilities not assumed by Astrana, comprised of the following (in thousands):

	As of March 31, 2025
Prepaid expenses and other current assets	(152)	(i)
Accounts payable and accrued expenses	(44,671)	(i)(ii)
Income taxes payable	(28,077)	(i)(ii)
Finance lease liabilities	(722)	(ii)
Current portion of long-term debt	(219)	(ii)
Finance lease liabilities, net of current portion	(1,409)	(ii)
Long-term debt, net of current portion and deferred financing costs	(1,216,392)	(ii)
Other long-term liabilities	(8,109)	(i)
Due from related parties	14,441	(i)

(i)	Represents assets and liabilities of the Prospect Business excluded from the transaction perimeter pursuant to the terms of the Purchase Agreement.

(ii)	Represents balances settled by the Prospect Business with the cash consideration transferred by Astrana. Note that the amounts reflected on the March 31, 2025 Prospect Business balance sheet may differ from the actual cash settlements at Closing on July 1, 2025.

4(d)	Represents estimated total preliminary consideration for the Acquisition of approximately $678.2 million paid in cash as of the Closing.

4(e)	Reflects the elimination of historical equity balances of the Prospect Business, including additional paid-in capital, accumulated deficit and redeemable convertible preferred stock presented in mezzanine equity.

4(f)	Reflects a net adjustment to recognize the estimated fair value of the property and equipment acquired. The estimated net fair value adjustment and the useful life of the property and equipment acquired is as follows (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

			Estimated depreciation expense
	Estimated fair value	Estimated useful life (years)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Land	$25,239	NA	$-	$-
Buildings	11,420	35.0	326	82
Site Improvements	341	15.0	23	6
Personal property	7,223	4.0	1,806	452
Total estimated fair value of acquired property and equipment	$44,223		$2,155	$540
Less: Prospect historical carrying value of property and equipment, net	(21,680)
Net adjustment to property and equipment, net	$22,543

The preliminary fair values of the property and equipment were estimated using a combination of the cost, market, and income approaches. The market approach estimates the fair value of the tangible assets by comparing the subject to similar assets that have been sold or offered for sale, adjusted to reflect differences between the asset being valued and the comparable assets, such as conditions of sale, market conditions, utility and physical characteristics. The income approach estimates fair value based on the net cash flows the asset is expected to generate, considering market inputs such as rent coverage ratios and capitalization rates.

The fair value of property and equipment and related useful lives are based on preliminary valuations. As such, the amount that will ultimately be allocated to property and equipment and the subsequent depreciation expense may differ materially from this preliminary estimate. In addition, the depreciation impacts will ultimately be based upon the periods in which the associated economic benefits are expected to be derived. Therefore, the amount of depreciation may differ significantly between periods based upon the final value and useful lives assigned.

Depreciation of the acquired property and equipment is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of income based on the estimated useful lives above, as further described in Note 5(d).

4(g)	Reflects an adjustment to recognize the estimated fair value of the identifiable intangible assets acquired in the Acquisition. The preliminary estimated fair value and the useful life of the intangible assets acquired is as follows (in thousands):

			Estimated amortization expense
	Estimated fair value	Estimated useful life (years)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Customer-related intangibles	$136,300	10.0 - 12.0	$29,202	$7,637
Provider network	53,800	15.0	3,587	897
Restricted Knox-Keene license	1,900	Indefinite	-	-
Trademarks and trade names	1,500	3.0	500	125
Total estimated fair value of intangible assets acquired	$193,500		$33,289	$8,659

The preliminary fair value of the customer-related intangibles was estimated using the “multi-period excess earnings” method, an income approach that considers the net cash flows expected to be generated by the intangible asset, excluding any cash flows related to contributory assets. Significant assumptions include the customer attrition rate, contributory asset charges, and the concluded discount rate.

The preliminary fair value of the trademarks and trade names was estimated using the “relief-from-royalty” method, an income approach that considers the market-based royalty a company would pay to enjoy the benefits of the trademark or trade name in lieu of actual ownership of the trademark or trade name. The hypothetical streams of royalty payments are then discounted to present value. Significant assumptions used in this method include the estimated royalty rate and the concluded discount rate.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The preliminary fair values of the provider network and the Restricted Knox-Keene license were estimated using the “cost-to-recreate” method, a cost approach that estimates the fair value of an intangible asset based on the estimated costs that would be required currently to replace the service capacity of an asset. This method considers the direct and indirect costs required to develop the asset, as well as adjustments for factors such as obsolescence to arrive at an indication of value.

The identified intangible assets and related amortization are preliminary. As such, the amount that will ultimately be allocated to identified intangible assets and the subsequent amortization expense may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits are expected to be derived. Therefore, the amount of amortization following the merger may differ significantly between periods based upon the final value and useful lives assigned, and amortization methodology used for each identified intangible asset.

Amortization related to the identified finite-lived intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of income based on the estimated useful lives above, as further described in Note 5(d).

4(h)	Reflects additional transaction costs of $16.0 million incurred by Astrana subsequent to March 31, 2025 as a reduction to retained earnings, and an adjustment to cash and cash equivalents to reflect the settlement of such transaction costs as of the Closing. The adjustment to cash and cash equivalents also reflect the settlement of $1.0 million unpaid transaction costs reported in Accounts payable and accrued expenses on Astrana’s historical consolidated balance sheet as of March 31, 2025.

Remaining transaction costs of $6.7 million and $1.3 million previously incurred are included in Astrana’s historical statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025, respectively.

4(i)	Reflects the adjustment to recognize a deferred tax liability of approximately $4.9 million, arising from the excess book intangible value over tax basis from the preliminary purchase price allocation. This determination is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed on the acquisition date.

4(j)	Reflects a net adjustment to recognize the preliminary estimated goodwill expected to arise from the Acquisition, comprised of the following (in thousands):

As of March 31, 2025
Elimination of the Prospect Business’s historical goodwill balance	$(29,666)
Estimated goodwill expected to arise from the Acquisition	422,627
Net adjustment to goodwill	$392,961

Goodwill is primarily attributable to the assembled workforce and synergies expected to be achieved from combining the operations of Astrana and the Prospect Business. See Note 3 for significant estimates and assumptions used to determine the preliminary estimate of goodwill for the purpose of preparing the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

5.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

Pro Forma Financing Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025 to reflect the Financing:

5(a)	Reflects the recognition of a non-recurring expense during the year ended December 31, 2024 representing the proportionate write-off of $0.4 million in unamortized deferred financing costs previously allocated to the DDTL A due to the reduction in the aggregate delayed draw term loan commitment from $745.0 million to $707.3 million.

5(b)	Reflects the recognition of estimated incremental interest expense associated with the Financing, comprised of the following (in thousands):

	For the Year Ended	For the Three Months
	December 31, 2024	Ended March 31, 2025
Incremental interest expense on new $707.3 million DDTL A	$42,693	$10,201
Amortization of new deferred financing costs paid in connection with the Financing (net of the write-off discussed in Note 5(a))	317	78
Total adjustment to interest expense	$43,010	$10,279

The pro forma adjustment to interest expense is calculated based on an estimated interest rate of 6.08%, calculating using the three month Term SOFR as of July 1, 2025, plus a spread of 1.75%, representing the applicable spread as of July 1, 2025 based on the Company’s leverage ratio, in accordance with the terms of the Second Amended and Restated Credit Agreement. Interest expense on the DDTL A is variable and may be higher or lower depending on fluctuations in the benchmark rate of interest and the Company’s leverage ratio in each quarterly period. The following table reflects the estimated impact to the pro forma adjustment to interest expense as a result of interest rate changes of plus or minus 12.5 basis points (in thousands):

	For the Year Ended	For the Three Months
Pro forma adjustment to interest expense:	December 31, 2024	Ended March 31, 2025
As presented	$43,010	$10,279
+ 12.5 basis points	43,888	10,489
- 12.5 basis points	42,132	10,069

For purposes of the unaudited pro forma condensed combined statements of income, the amortization of incremental deferred financing costs is calculated using the effective interest method over the period from January 1, 2024, the beginning of the earliest period presented, through the five-year term.

5(c)	Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma financing adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 30.5%. The blended statutory tax rate is not necessarily indicative of the effective tax rate of Astrana following the Acquisition, which could be significantly different depending on various factors.

Pro Forma Transaction Accounting Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025 to reflect the effects of the Acquisition:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

5(d)	Reflects the estimated incremental depreciation and amortization expense resulting from the Acquisition, and is comprised of the following (in thousands):

	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Estimated depreciation expense related to the acquired property and equipment	$2,155	$540
Estimated amortization expense related to the acquired finite-lived intangibles	33,289	8,659
Elimination of historical depreciation and amortization expense reported by the Prospect Business	(4,336)	(940)
Net adjustment to depreciation and amortization expense	$31,108	$8,259

Depreciation expense related to the acquired property and equipment is calculated assuming a straight-line method of amortization based on the preliminary estimated fair values and useful lives presented Note 4(f) above. Amortization expense related to the acquired finite-lived intangible assets is based on the preliminary estimated fair values and useful lives presented Note 4(g) above, calculated using the straight-line method of amortization for the provider network and trademarks and trade names and the discounted cash flow method for the customer-related intangibles.

The amount of depreciation and amortization expense will ultimately be based on the periods in which the associated economic benefits are expected to be derived and the pattern of benefit for each tangible and intangible asset, and therefore, the amount reported after the Acquisition may differ significantly between periods based upon the final values assigned and depreciation or amortization methodology used for each asset.

A 10% increase or decrease in the estimated fair value of the property and equipment would cause an increase or decrease of $0.2 million and $0.05 million to the depreciation expense amounts as presented in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025, respectively, assuming the estimated useful lives presented Note 4(f) above. A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $3.3 million and $0.9 million to the amortization amounts as presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 and the three months ended March 31, 2025, respectively, assuming the estimated useful lives presented Note 4(g) above.

5(e)	Reflects the reversal of the Prospect Business’ historical interest expense, inclusive of amortization of debt discounts and premiums for the year ended December 31, 2024 and the three months ended March 31, 2025, that would not have been incurred had the Acquisition been consummated on January 1, 2024 as all outstanding debt obligations were settled at Closing and not assumed by Astrana pursuant to the terms of the Purchase Agreement.

5(f)	Reflects a non-recurring adjustment to record the estimated incremental transaction-related costs of approximately $16.0 million incurred by Astrana after March 31, 2025. Transaction costs of $6.7 million and $1.3 million are reflected in Astrana’s historical statements of income for the year ended December 31, 2024 and the three months ended March 31, 2025, respectively. Direct transaction costs are expensed as incurred and these additional transaction costs are reflected as if incurred on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2025 does not reflect an adjustment for transaction costs as such costs are not expected to recur beyond one year from the acquisition date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

5(g)	Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma transaction accounting adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 30.5%. The blended statutory tax rate is not necessarily indicative of the effective tax rate of Astrana following the Acquisition, which could be significantly different depending on various factors.

6.	Earnings (Loss) per Share

Pro forma basic and diluted earnings (loss) per share has been adjusted to reflect the pro forma adjustments herein for the three months ended March 31, 2025 and the year ended December 31, 2024. The following table sets forth the computation of pro forma combined basic and diluted net earnings (loss) per share (in thousands, except share and per share amounts):

	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma net income (loss) attributable to Astrana Health, Inc.	$20,441	$(790)

Astrana historical weighted-average shares of common stock outstanding - basic(1)	47,597,295	48,470,682
Pro forma weighted-average shares of common stock outstanding - basic	47,597,295	48,470,682

Astrana historical weighted-average shares of common stock outstanding - diluted(1)	47,974,334	48,850,666
Add: Astrana historical effects of dilutive securities(2)	-	(379,984)
Pro forma weighted-average shares of common stock outstanding - diluted	47,974,334	48,470,682

Pro forma earnings (loss) per share attributable to Astrana Health, Inc. common stockholders:
Basic	$0.43	$(0.02)
Diluted	$0.43	$(0.02)

(1)	As reported by Astrana for the year ended December 31, 2024 and the three months ended March 31, 2025.

(2)	Dilutive securities included in Astrana’s historical calculation of diluted earnings per share for the three months ended March 31, 2025, including 112,858 stock options, 130,055 restricted stock awards and units, and 137,071 contingently issuable shares, were added back in computing the pro forma diluted weighted-average shares of common stock outstanding, as the effects would have been antidilutive to the pro forma net loss for the three months ended March 31, 2025. Therefore, the pro forma diluted net loss per share is the same as the pro forma basic net loss per share.

7.	Prospect Business Statement of Operations Reconciliation

As previously discussed, Astrana’s fiscal year ends on December 31, and the fiscal year end of the Prospect Business is September 30. The Company has prepared the unaudited pro forma condensed combined statements of income utilizing the historical statements of operations of the Prospect Business, adjusted to conform to the same calendar periods as Astrana’s fiscal year and interim period.

The statement of operations data of the Prospect Business presented in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 was derived from the Prospect Business’s audited combined and consolidated statement of operations for the fiscal year ended September 30, 2024, adjusted to exclude the unaudited statement of operations data for the three months ended December 31, 2023, and adjusted to include the unaudited statement of operations data for the three months ended December 31, 2024, as follows (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Year Ended September 30, 2024	Three Months Ended December 31, 2023	Three Months Ended December 31, 2024	For the Twelve Months Ended December 31, 2024
	(A)	(B)	(C)	(A - B + C)
Operating revenues:
Capitation	$1,044,463	$240,104	$283,106	$1,087,465
Patient services, net	109,811	26,445	28,161	111,527
Management fees	25,392	6,021	6,969	26,340
Other operating revenues	14,934	3,191	4,726	16,469
Total net revenue	1,194,600	275,761	322,962	1,241,801

Cost of revenues:
Claims expense	560,434	126,083	162,858	597,209
Capitation expense	240,061	56,192	64,270	248,139
Other cost of revenues	69,479	20,986	16,030	64,523
Total cost of revenues	869,974	203,261	243,158	909,871

Gross margin	324,626	72,500	79,804	331,930

Operating expenses:
Salary and benefits	140,105	32,476	35,952	143,581
Outside services	26,424	5,070	11,162	32,516
Management fees	11,736	2,545	3,732	12,923
Professional fees	5,388	1,339	1,544	5,593
Marketing	3,138	774	708	3,072
Lease and rental expense	3,425	779	789	3,435
Repair, maintenance and utilities	4,511	982	1,396	4,925
Software licensing	8,205	1,642	1,995	8,558
Taxes, licenses and fees	6,997	1,496	1,783	7,284
Insurance	2,901	605	886	3,182
Depreciation and amortization	3,953	429	812	4,336
Other operating expenses	4,000	1,402	1,514	4,112
Total operating expenses	220,783	49,539	62,273	233,517

Operating income	103,843	22,961	17,531	98,413

Operating gain (loss) from unconsolidated joint venture	348	12	-	336
Interest expense, net	(138,251)	(19,276)	(43,424)	(162,399)
Other expense	(2,739)	(2,500)	-	(239)

(Loss) income before income taxes	(36,799)	1,197	(25,893)	(63,889)

Income tax expense	41,890	29,696	2,265	14,459

Net (loss) income attributable to PHP Holdings, LLC & RI Market	$(78,689)	$(28,499)	$(28,158)	$(78,348)

The statement of operations data of the Prospect Business presented in the unaudited pro forma condensed combined statement of income for the three months ended March 31, 2025 was derived from the Prospect Business’s unaudited combined and consolidated statement of operations for the six months ended March 31, 2025, adjusted to exclude the three months ended December 31, 2024, as follows (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Six Months Ended March 31, 2025	Three Months Ended December 31, 2024	For the Three Months Ended March 31, 2025
	(A)	(B)	(A - B)
Operating revenues:
Capitation	$552,222	$283,106	$269,116
Patient services, net	54,556	28,161	26,395
Management fees	17,367	6,969	10,398
Other operating revenues	8,481	4,726	3,755
Total net revenue	632,626	322,962	309,664

Cost of revenues:
Claims expense	315,507	162,858	152,649
Capitation expense	128,931	64,270	64,661
Other cost of revenues	28,217	16,030	12,187
Total cost of revenues	472,655	243,158	229,497

Gross margin	159,971	79,804	80,167

Operating expenses:
Salary and benefits	73,252	35,952	37,300
Outside services	17,299	11,162	6,137
Management fees	7,831	3,732	4,099
Professional fees	2,686	1,544	1,142
Marketing	1,404	708	696
Lease and rental expense	1,536	789	747
Repair, maintenance and utilities	2,777	1,396	1,381
Software licensing	4,528	1,995	2,533
Taxes, licenses and fees	3,628	1,783	1,845
Insurance	2,502	886	1,616
Depreciation and amortization	1,752	812	940
Other operating expenses	3,006	1,514	1,492
Total operating expenses	122,201	62,273	59,928

Operating income	37,770	17,531	20,239

Interest expense, net	(80,549)	(43,424)	(37,125)

(Loss) income before income taxes	(42,779)	(25,893)	(16,886)

Income tax expense	3,971	2,265	1,706

Net (loss) income attributable to PHP Holdings, LLC & RI Market	$(46,750)	$(28,158)	$(18,592)